Exhibit 21.1

Dun & Bradstreet Holdings, Inc. List of Subsidiaries as of December 31, 2024
Subsidiary	Domestic Jurisdiction
Avention, Inc.	Delaware, United States
Beijing MicroMarketing D&B Marketing Consulting Co., Ltd.	China
Bisnode D&B Danmark A/S	Denmark
Bisnode D&B Finland Oy	Finland
Bisnode D&B Norway AS	Norway
Bisnode Dun & Bradstreet Sverige AB	Sweden
Bisnode Holding BeNeFra B.V.	Netherlands
Cannondale Holdings, Inc.	Delaware, United States
Cannondale Investments, Inc.	Delaware, United States
Corinthian Leasing Corporation	Delaware, United States
D & B Europe Limited	England
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B Business Information Solutions Unlimited Company	Ireland
D&B Canadian Holding B.V.	Netherlands
D&B Group Holdings (UK)	England
D&B Group Limited	Delaware, United States
D&B Group Limited (Branch)	England
D&B Holdings (UK)	England
D&B International Holdings B.V.	Netherlands
D&B Investing 1, LLC	Delaware, United States
D&B Management Services Co.	Delaware, United States
D&B Mauritius Limited	Mauritius
DBXB Anz Pty Ltd.	Australia
DBXB Netherlands B.V.	Netherlands
DBXB S.r.l.	Italy
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd	England

Internal Use Only

Exhibit 21.1

Dun & Bradstreet AB	Sweden
Dun & Bradstreet Account Information AB	Sweden
Dun & Bradstreet Austria GmbH	Austria
Dun & Bradstreet Credit AB	Sweden
Dun & Bradstreet Czech Republic, a.s.	Czech Republic
Dun & Bradstreet d.o.o	Slovenia
Dun & Bradstreet d.o.o	Croatia (Local Name: Hrvatska)
Dun & Bradstreet d.o.o.	Serbia
Dun & Bradstreet d.o.o.	Bosnia and Herzegowina
Dun & Bradstreet Denmark A/S	Denmark
Dun & Bradstreet Deutschland GmbH	Germany
Dun & Bradstreet Emerging Businesses Corp.	Delaware, United States
Dun & Bradstreet Estonia AS	Estonia
Dun & Bradstreet Europe Data Science Innovation SA	Belgium
Dun & Bradstreet Europe Holding AB	Sweden
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Finland Oy	Finland
Dun & Bradstreet Government Solutions, Inc.	Delaware, United States
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Holdings, Inc.	Delaware, United States
Dun & Bradstreet Hungary Kft.	Hungary
Dun & Bradstreet Information Services India Pvt. Ltd.	India
Dun & Bradstreet Interfax B.V.	Netherlands
Dun & Bradstreet International Consultant (Shanghai) Co. Ltd.	China
Dun & Bradstreet International, Ltd.	Delaware, United States

Internal Use Only

Exhibit 21.1

Dun & Bradstreet International, Ltd., Taiwan Branch	Taiwan Province of China
Dun & Bradstreet Investment Ireland Holding Unlimited Company	Ireland
Dun & Bradstreet Investments Limited	England
Dun & Bradstreet Japan K.K.	Japan
Dun & Bradstreet Latvia SIA	Latvia
Dun & Bradstreet Limited	England
Dun & Bradstreet Marketing Oy	Finland
Dun & Bradstreet NetProspex, Inc.	Delaware, United States
Dun & Bradstreet Norway AS	Norway
Dun & Bradstreet Poland sp z.o.o.	Poland
Dun & Bradstreet Receivables LLC	Delaware, United States
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet Schweiz AG	Switzerland
Dun & Bradstreet Slovakia, s.r.o.	Slovakia (Slovak Republic)
Dun & Bradstreet Sweden AB	Sweden
Dun & Bradstreet Technology and Corporate Services India LLP	India
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet, Inc.	Delaware, United States
Evince Analytics, Incorporated	Virginia, United States
Eyeota Australia Pty Ltd	Australia
Eyeota India Private Limited	India
Eyeota Japan Corporation	Japan
Eyeota Limited	Hong Kong
Eyeota Pte. Ltd.	Singapore
Eyeota UK Limited	England
Eyeota USA Inc.	Delaware, United States
Hainan Dun & Bradstreet Data Technology Co., Ltd.	China
Hainan Dun & Bradstreet Data Technology Co., Ltd. (Changsha Branch)	China
Hainan Dun & Bradstreet Data Technology Co., Ltd. (Shanghai Branch)	China

Internal Use Only

Exhibit 21.1

Hoover's, Inc.	Delaware, United States
Ifico-Buergel AG	Switzerland
Lattice Engines, Inc.	Delaware, United States
MadObjective, Inc.	Delaware, United States
Marknadsinformation Analys MIA AB	Sweden
NetWise Data, LLC	Florida, United States
Orb Intelligence, Inc.	United States
Prestaleads SAS	France
Shanghai Dun & Bradstreet Business Information Consulting Co., Ltd.	China
Shanghai Dun & Bradstreet Business Information Consulting Co., Ltd. (Chengdu Branch)	China
Shanghai Dun & Bradstreet Business Information Consulting Co., Ltd. (Guangzhou Branch)	China
Star GP Holding, LLC	Delaware, United States
Star Intermediate II, LLC	Delaware, United States
Star Intermediate III, LLC	Delaware, United States
The D&B Companies of Canada ULC	Canada
The Dun & Bradstreet Corporation	Delaware, United States
The Dun & Bradstreet Corporation Foundation	Delaware, United States
Triopax Investments Limited	Cyprus

Internal Use Only